Exhibit 10.1

MASTER EXCHANGE AGREEMENT

This MASTER EXCHANGE AGREEMENT (this “Agreement”), is dated as of February 10, 2020, by and between DPW Holdings, Inc., a Delaware corporation, with headquarters located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663 (the “Company”) and Esousa Holdings LLC, a New York limited liability company (the “Creditor”).

WHEREAS, the Company and the Creditor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, as of the date hereof, the Creditor holds and has the right to transfer $3,314,271.18 in principal amount, $379,732.43 in additional unpaid interest, and $469,477.22 in other charges and fees of promissory notes of the Company or its direct or indirect subsidiaries, and any additional amount of principal, unpaid interest, and other charges and fees of promissory notes of the Company or its direct or indirect subsidiaries (the “Original Creditor Debt”, and the amount owing pursuant thereto, the “Original Creditor Debt Amount”), which the Creditor purchased from Dominion Capital, LLC a Connecticut limited liability company, and The Canadian Special Opportunity Fund, LP (each, an “Original Creditor”) pursuant to Note Purchase Agreements, dated as of the date hereof, each between the Creditor and the respective Original Creditor (the “Note Purchase Agreements”);

WHEREAS, the Creditor desires to exchange up to $2,900,000.00 plus interest and penalties as (reduced by half of the discount, if any, provided by the Note Purchase Agreements) of the Original Creditor Debt (the “First Tranche Debt,” and the amount owing pursuant thereto, the “First Tranche Debt Amount”) into Exchange Shares (as defined below) pursuant to the terms of this Agreement;

WHEREAS, the Creditor will hold and will have the right to transfer up to an additional $3,500,000.00 in principal amount and additional unpaid interest of promissory notes of the Company or its direct or indirect subsidiaries (the “Subsequent Debt” and the amount owing pursuant thereto, the “Subsequent Debt Amount.”) upon acquiring the Subsequent Debt in accordance with this Agreement;

WHEREAS, the Creditor desires to exchange the Subsequent Debt plus interest and penalties (reduced by half of any discount provided during the acquisition of the Subsequent Debt) (the “Second Tranche Debt,” and the amount owing pursuant thereto, the “Second Tranche Debt Amount”) into Exchange Shares (as defined below) pursuant to the terms of this Agreement. For purposes hereof, the First Tranche Debt and the Second Tranche Debt are collectively referred to as the “Debt” and the amount owing pursuant thereto, the “Debt Amount,” and the Debt less any portion of the Debt exchanged for Exchange Shares hereunder is referred to herein as the “Existing Debt,” and the amount owing pursuant thereto, the “Existing Debt Amount.”

WHEREAS, the Company and the Creditor desire to enter into this Agreement, pursuant to which, among other things, the Creditor shall exchange, as set forth herein, in whole or in part, the First Tranche Debt and the Second Tranche Debt in an aggregate amount of the Debt up to $7,670,000.00 for shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), as provided hereunder in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Creditor hereby agree as follows:

1.           EXCHANGES OF EXISTING DEBT. On the date hereof, the Company and the Creditor shall exchange a portion of the First Tranche Debt into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in this Section 1 (the “Initial Exchange”). After the Initial Exchange, the Creditor shall be entitled to issue one or more Exchange Notices for the exchange of a portion of the First Tranche Debt into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in this Section 1 (in each instance, with the Initial Exchange, a “First Tranche Exchange”); provided, however, that Creditor will only exchange in the First Tranche Exchanges such portion of the First Tranche Debt so as to not exceed the limitations set forth in Section 1(e) below. If within sixty (60) days after the Initial Exchange, the Company has obtained shareholder approval to authorize the exchange of all of the Debt for Common Stock on the terms and conditions set forth in this Agreement pursuant to Rule 713(a)(ii) of the NYSE Company Guide (the “Shareholder Approval”), the Creditor and the Company shall each be entitled to issue one or more Exchange Notices for the exchange of the balance of the First Tranche Debt and all of the Second Tranche Debt into validly issued, fully paid and non-assessable shares of Common Stock (collectively with the Common Stock issued in exchange for the First Tranche Debt, the “Exchange Shares”) on the terms and conditions set forth in this Section 1 (each a “Second Tranche Exchange” and each of the First Tranche Exchange and the Second Tranche Exchange, an “Exchange”).

(a)         Exchange Right and Obligation. The Creditor shall be entitled to exchange the outstanding and unpaid Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock at the Exchange Rate (as defined below), subject to adjustment as described in Section 1(c) below to reflect the intention of the parties that the total number of Exchange Shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to an Exchange. The Company shall not issue any fraction of a share of Common Stock upon any Exchange. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon Exchange of Existing Debt.

(b)         Exchange Rate. The number of shares of Common Stock issuable upon exchange of any portion of the Existing Debt pursuant to Section 1(a) shall be determined by dividing (x) the Exchange Amount (as defined below) with respect to such portion of the Existing Debt, multiplied by 1.35, by (y) the Exchange Price (the “Exchange Rate”), subject to adjustment as described in Section 1(c) below. For the sake of clarity, the number of shares of Common Stock issued for the Initial Exchange shall be $400,000 divided by a price per share equal to the Closing Bid Price effective on the date of the Exchange Notice for the Initial Exchange.

(c)         Adjustment to Number of Exchange Shares.

(i)       Subject to the limitations set forth in Section 1(e), the total number of shares of Common Stock to be issued to Creditor in connection with the applicable Exchange shall be adjusted on the Business Day immediately following the Pricing Period (the “Adjustment Date”) and issued within two (2) Trading Days after such Adjustment Date, as follows: (A) if the number of VWAP Shares exceeds the number of Exchange Shares initially issued (and issued pursuant to the Creditor’s notice under Section 1(c)(ii)) pursuant to the applicable Exchange, then the Company will issue and deliver to Creditor in the same manner as described in Section 1(d) below additional shares of Common Stock equal to the difference between (I) the total number of VWAP Shares and (II) the number of Exchange Shares initially issued pursuant to such Exchange, and (B) if the number of VWAP Shares is less than the number of Exchange Shares initially issued (and issued upon the Creditor’s notice under Section 1(c)(ii)) pursuant to the applicable Exchange, then Creditor will return to the Company for cancellation that number of shares of Common Stock equal to the difference between (a) the number of Exchange Shares issued pursuant to such Exchange and (b) the total number of VWAP Shares. For purposes of this Agreement, “VWAP Shares” means the number of shares determined by dividing (x) the Exchange Amount of the applicable Exchange, multiplied by 1.1, by (y) the greater of (I) seventy-five percent (75.0%) of the VWAP of the Common Stock over the applicable Pricing Period, or (II) $0.30 per share. All such determinations in accordance with this Section 1(c) will be appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction during any such measuring period.

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(ii)       Subject to the limitations set forth in Section 1(e) below, at any time during a Pricing Period but prior to the applicable Adjustment Date, if the Closing Sale Price of the Common Stock is below 90% of the Closing Sale Price of the Common Stock at the Exchange Date applicable to such Pricing Period, Creditor may deliver a written notice to the Company by facsimile or email requesting that additional shares of Common Stock be delivered to the Creditor as if the date of such notice were an Adjustment Date, and the additional shares of Common Stock were calculated in accordance with Section 1(c)(i). On or before the first Trading Day following delivery of each such notice, the Company shall deliver to Creditor, in compliance with the procedure set forth in Section 1(d) below, the number of additional shares of Common Stock requested in the notice.

(d)         Mechanics of Exchange.

(i)       Exchange. To exchange any Existing Debt into shares of Common Stock on any date during a Pricing Period (each, an “Exchange Date”), the Company or the Creditor shall deliver (whether via facsimile or otherwise), for receipt after 4:00 p.m. and on or prior to 11:59 p.m., New York time, on the date that is one Business Day prior to the Exchange Date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I and specifying the amount to be exchanged on such Exchange Date (the “Exchange Notice”). The Company or the Creditor, as applicable, shall calculate and state in the Exchange Notice the Exchange Price and the number of shares of Common Stock issuable upon exchange of the applicable Exchange Amount specified in the Exchange Notice. On or before the first Trading Day following the date of an Exchange Notice, the receiving party of the Exchange Notice shall transmit by facsimile or otherwise an acknowledgment, substantially in the form attached hereto in Exhibit I, of receipt of such Exchange Notice, and the Company shall deliver the instruction to issue such shares of Common Stock to the Company’s transfer agent (“the Transfer Agent”), such that on or before the first Trading Day following the receipt of such Exchange Notice, substantially in the form of Exhibit I, the Company, through its Transfer Agent, shall, credit such aggregate number of shares of Common Stock to which the Creditor shall be entitled to the Creditor’s balance account with The Depository Trust Company’s (the “DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) service. The Person or Persons entitled to receive the shares of Common Stock issuable upon an Exchange of the Existing Debt shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exchange Date.

(ii)       Company’s Failure to Timely Exchange. If the Company shall fail, for any reason or for no reason, to credit to the Creditor’s balance account with DTC within two (2) Trading Days after the Company’s receipt of an Exchange Notice (the “Share Delivery Deadline”), such number of shares of Common Stock to which the Creditor is entitled upon the Creditor’s exchange of Existing Debt (as the case may be) (an “Exchange Failure”), then the Creditor, upon written notice to the Company, may void its Exchange Notice with respect to, and retain or have returned (as the case may be) any portion of the Existing Debt that has not been exchanged pursuant to such Exchange Notice, provided that the voiding of an Exchange Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(d)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, the Company shall fail to credit the Creditor’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Creditor is entitled upon the Creditor’s Exchange hereunder (as the case may be), and if on or after such Share Delivery Deadline the Creditor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Creditor or its designee of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such Exchange that the Creditor or its designee so anticipated receiving from the Company, then, in addition to all other remedies available to the Creditor or its designee, the Company shall, within three (3) Business Days after receipt of the Creditor’s or its designee’s written request, pay cash to the Creditor or its designee, as applicable, in an amount equal to the Creditor’s or its designee’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Creditor), at which point the Company’s obligation to so credit the Creditor’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Creditor is entitled upon the Creditor’s exchange hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate to the extent of such shares of Common Stock so purchased.

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(iii)      Book-Entry. Notwithstanding anything to the contrary set forth in this Section 1, following Exchange of any portion of the Existing Debt in accordance with the terms hereof, the Creditor shall not be required to physically surrender any note, certificate or other instrument evidencing the Existing Debt to the Company unless (A) the full Exchange Amount represented by the Existing Debt is being exchanged (in which event the instrument evidencing such Existing Debt shall be delivered to the Company following exchange thereof as contemplated by Section 1(d)(i)) or (B) the Creditor has provided the Company with prior written notice (which notice may be included in an Exchange Notice) requesting reissuance of a note, certificate or other instrument with respect to the Existing Debt and the Exchange Shares upon physical surrender of a certificate with respect to the Existing Debt. The Creditor shall provide the Company with written partial releases relating to all Exchanges of the Existing Debt. The Creditor and the Company shall maintain records showing the amount of the Existing Debt exchanged, paid or adjusted (as the case may be) and the dates of such exchanges, payments or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Creditor and the Company, so as not to require physical surrender of any certificate with respect to the Existing Debt upon any Exchange until the Existing Debt being Exchanged has been fully satisfied.

(iv)      Pro Rata Exchange; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Creditor in connection with an Exchange of the Existing Debt or an adjustment to the number of Exchange Shares to be delivered following a Pricing Period, the Company shall issue to the Creditor the number of shares of Common Stock not in dispute.

(e)         Limitations on Exchanges. Notwithstanding anything to the contrary contained in the notes, certificates or other instruments of the Existing Debt, and subject to the provisions of this Section 1(e), the Existing Debt shall not be exchangeable by the Creditor hereof into Common Stock, and the Company shall not effect any exchange of the Existing Debt into Common Stock or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such Exchange or other share issuance hereunder the Creditor (together with its Affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Existing Debt shall be exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Creditor or any of its Affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Creditor and its Affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission for exercise or exchange (as the case may be). Under no circumstances can the Maximum Percentage limitation be amended on less than 61 days’ notice, if, as a result of such amendment, the Maximum Percentage is amended to be above 9.9%. No prior inability to exchange the Existing Debt, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exchangeability. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. For any reason at any time until the Existing Debt has been exchanged, upon the written or oral request of the Creditor, the Company shall within one (1) Business Day confirm orally and in writing to the Creditor the number of shares of Common Stock then outstanding, including by virtue of any prior conversion, exchange or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to the Existing Debt or securities issued pursuant to this Exchange Agreement. In addition, under no circumstances whatsoever may the aggregate number of shares of Common Stock issued to the Creditor in connection with the Exchange of the Existing Debt or Purchase Warrants (as defined below) at any time exceed 19.9% of the total number of shares of Common Stock outstanding or of the voting power of the Common Stock (the “Exchange Maximum”) as of the date of this Agreement unless the Company has obtained Shareholder Approval and thereafter the approval from the Principal Market (“Exchange Approval”).

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(f)         Initial Exchange. As of the date hereof (the “Initial Exchange Date”), the Creditor shall be deemed to have delivered an Exchange Notice to effect an Exchange with respect to the First Tranche Debt Amount.

(g)        Early Termination of Pricing Period. During the Pricing Period, upon the Creditor’s written notice in accordance with Section 8(r) to the Company to terminate such Pricing Period, such Pricing Period shall terminate (i) as of the date immediately prior to the effective date of such notice, if such notice is effective on or before 4 pm New York time on such effective date, or (ii) as of the effective date of such notice, if such notice is effective after 4 pm New York time on such effective date.

(h)        Purchase Warrants. On the date hereof, for no additional consideration, the Company shall issue to Creditor warrants substantially in the form attached hereto at Exhibit II, (the “Purchase Warrants”) to purchase the number of shares of Common Stock equal to (i) $2,870,332 (the “Warrant Amount”) multiplied by 0.83, divided by (ii) the Closing Bid Price of the Common Stock as of the date of the Initial Exchange. The exercise price for the Purchase Warrants shall be one hundred ten percent (110%) of the Closing Bid Price of the Common Stock as of the date of the Initial Exchange. In the event that the Creditor does not acquire all of the Subsequent Debt then the Company may repurchase from Creditor for $1.00 a number of the Purchase Warrants equal to 0.83 multiplied by (x) (A) the Warrant Amount less (B) any Debt (other than Debt acquired by Dominion Capital, LLC) that is exchanged for Exchange Shares less (C) any Existing Debt (other than Debt acquired by Dominion Capital, LLC) held by Creditor on the date that the Company notifies Creditor of the exercise of its repurchase option; divided by (y) the Closing Bid Price of the Common Stock as of the date of the Initial Exchange. The Company shall file with the United States Securities and Exchange Commission (the “SEC”) within fifteen (15) calendar days from the date of Shareholder Approval a new registration statement (the “Registration Statement”) covering the sale of the shares of Common Stock underlying the exercise of the Purchase Warrants by the Creditor, and if the Registration Statement is not declared effective within forty-five (45) calendar days from the date of Shareholder Approval, the Company shall incur penalties of 1% of the aggregate purchase price of the shares of Common Stock underlying the exercise of the Purchase Warrants per month for each month, or partial month, that the SEC fails to declare such Registration Statement effective, until the 12-month anniversary of the date of issuance of the Purchase Warrants, provided that on such date the shares of Common Stock underlying the exercise of the Purchase Warrants are eligible for sale, without restriction, under Rule 144. Penalties incurred under the Section 1(h) shall be payable by the Company to the Creditor in cash.

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(i)         Conditions to Creditor’s Obligation to Acquire the Subsequent Debt. The Creditor’s obligation to acquire the Subsequent Debt shall be subject the following conditions being met:

(A)	The Company shall have obtained Shareholder Approval and thereafter Exchange Approval.

(B)	Neither the Company nor any Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition, shall have suffered a Material Adverse Effect, as hereinafter defined;

(C)	The Company shall have delivered to the Creditor and the Company’s transfer agent an opinion of counsel in a form acceptable to the Creditor, to the effect that upon consummation of the Subsequent Debt, shares of Common Stock may be issued without restriction to the Creditor in exchange for applicable portion of the Subsequent Debt pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 3(a)(9) therein and that, as of the date of the acquisition of any Subsequent Debt, any Exchange Shares to be issued in exchange for the Subsequent Debt would be freely tradable by the Creditor without restriction pursuant to Rule 144, including, without limitation Rule 144(d)(3)(ii), of the Securities Act;

(D)	The Company shall have a sufficient number of authorized shares of Common Stock to issue all Exchange Shares for the applicable Exchange of the Subsequent Debt that will be duly authorized, validly issued, fully paid and non-assessable;

(E)	The Company shall be in material compliance with the NYSE Company Guide;

(F)	The Company shall not be exposed to any additional regulatory enforcement action beyond those disclosed in the SEC Documents; and

(G)	The closing market price of the shares of Common Stock shall be no less than $0.90 on the Business Day immediately preceding the date of acquisition of the Subsequent Debt.

(j)          Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)       “Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

(ii)       “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock or restricted stock units to acquire Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

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(iii)       “Bloomberg” means Bloomberg, L.P.

(iv)       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v)       “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

(vi)      “Convertible Securities” means any capital stock, warrants, notes, rights, options or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its subsidiaries.

(vii)      “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(viii)      “Exchange Amount” means such portion of the Existing Debt, as identified in an Exchange Notice, that is exchanged for Exchange Shares pursuant to the terms of this Agreement.

(ix)       “Exchange Price” means the Closing Bid Price effective on each date of an Exchange Notice, subject to adjustment pursuant to Section 1(c)(i). All such determinations will be appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction during any such measuring period.

(x)       “Excluded Securities” means (A) shares of Common Stock or convertible preferred stock of the Company issued to Ault & Co. in exchange for an investment of additional capital into the Company, provided that the issuance of such securities is not been registered under the Securities Act and Ault & Co. does not have rights to register the subsequent sale of such securities under the Securities Act; (B) the Exchange Securities; (C) shares of Common Stock issued in connection with the Company’s employee equity plans; (D) shares of Common Stock issued in connection with a bona fide acquisition; and (E) any securities described on Schedule 1(j)(x).

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(xi)       “Person” means any individual, partnership, firm, corporation, limited liability company, joint venture, corporation, association trust, unincorporated organization, government or any department or agency thereof, or any other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d) of the Exchange Act.

(xii)      “Pricing Period” means, (i) with respect to First Tranche Exchanges, the period commencing on the date after the date on which the Creditor receives the Exchange Shares for the Initial Exchange pursuant to Section 1(d) and ending on the date that is 90 days after such receipt, provided the Creditor, at its sole discretion, may elect to not include in the Pricing Period (A) the period commencing on the date on which the Creditor submits an Exchange Notice and ending on the date after the date on which the Creditor receives the Exchange Shares identified by such Exchange Notice and (B) any period commencing on the date on which the Creditor reaches the acquisition of Exchange Maximum and ending on the date after the date on which the Company has received Exchange Approval and the Creditor has received additional Exchange Shares, (ii) with respect to the Second Tranche Exchanges, the period commencing on the date after the date on which the Creditor receives the Exchange Shares for the first Second Tranche Exchange and ending on the date that is 90 days after such receipt, provided the Creditor, at its sole discretion, may elect to not include in the Pricing Period any period commencing on the date on which the Creditor submits an Exchange Notice and ending on the date after the date on which the Creditor receives the Exchange Shares identified by such Exchange Notice, or (iii) in either case, ending earlier upon the Creditor’s written notice to the Company that such end date shall be earlier pursuant to Section 1(g).

(xiii)      “Principal Market” means the NYSE American, LLC.

(xiv)      “Subsequent Placement” means any, direct or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) of the Company or any of its subsidiaries, in each case agreed or committed to by the Company or its subsidiaries after to the date hereof. Any direct or indirect issuance, offer, sale, grant of any option or right to purchase, or other disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) of the Company or any of its subsidiaries, in each case agreed or committed to by the Company or its subsidiaries prior to the date hereof shall not constitute Subsequent Placements.

(xv)      “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Creditor.

(xvi)      “VWAP” means, for any security as of any period, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning on the first day of the period at 9:30:01 a.m., New York time, and ending on the last day of the period at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning on the first day of the period at 9:30:01 a.m., New York time, and ending on the last day of the period at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such dates shall be the fair market value as mutually determined by the Company and the Creditor. If the Company and the Creditor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1(e). All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction during such period.

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2.           REPRESENTATIONS AND WARRANTIES AND COVENANTS.

(a)         Company’s Representations. The Company hereby represents and warrants and covenants to the Creditor, as of the date hereof and each other date in which the Company issues Exchange Shares to the Creditor, as follows:

(i)       Each of the Company and its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (A) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, or (B) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents (as defined below). Other than its subsidiaries, there is no Person in which the Company, directly or indirectly, owns share capital or holds an equity or similar interest.

(ii)       The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchange Securities in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Securities have been duly authorized by the Company’s Board of Directors and no further filing (other than a Form 8-K and the applicable shareholder approval and notification regarding the listing of additional shares), consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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(iii)       The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, each Exchange and the reservation and issuance of the Exchange Securities) will not (A) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its subsidiaries, any share capital of the Company or any of its subsidiaries or Bylaws (as defined below) of the Company or any of its subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(iv)       Neither the Company nor any of its subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than a Form 8-K and the applicable notification regarding the listing of additional shares and receipt of Exchange Approval) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than a Form 8-K and the applicable notification regarding the listing of additional shares) and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Exchange Date, including Exchange Approval, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. As of the date of this Agreement, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(v)       On each date the Company issues Exchange Securities to the Creditor, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Securities to be exchanged with the Creditor hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(vi)       The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Creditor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. There is no event, pending event or threatened event that could result in the Company not filing with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such filings. For so long as the Creditor shall hold any of the Existing Debt or any Exchange Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

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(vii)       As of the date hereof, the authorized share capital of the Company consists of: (A) 500,000,000 shares of Common Stock, of which, 4,310,057 shares are issued and outstanding, (B) 25,000,000 shares of Class B common stock, par value $0.001 per share, none of which is issued or outstanding, and (C) 1,502,500 shares of preferred stock, par value $0.001 per share. As of the date hereof, the Company has reserved from its duly authorized capital stock 24,100,000 shares of Common Stock for issuance as Exchange Shares and for issuance of shares of Common Stock underlying the Purchase Warrants. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SEC Documents and/or in Schedule 2(a)(vii) hereof: (A) none of the Company’s or any subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company or any subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional share capital of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries; (C) except for the Existing Debt and all other debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments disclosed in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (D) other than with respect to the current indebtedness of the Company or any of its subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (E) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (F) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (G) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Securities; (H) neither the Company nor any subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (I) neither the Company nor any of its subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company will furnish to the Creditor upon Creditor’s written request true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents or is not otherwise available in documents filed by the Company with the SEC.

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(viii)       The Company confirms that neither it nor any other Person acting on its behalf has provided the Creditor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that the Creditor will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company after reasonable inquiry, all disclosures provided to the Creditor regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ix)       The (I) issuance of the Exchange Shares are duly authorized, fully paid and non-assessable and free and clear of all liens, Encumbrances and rights of refusal of any kind and subject to the Exchange Approval, validly issued and outstanding, and (II), when issued and delivered upon exercise of the Purchase Warrants in accordance therewith, the shares of Common Stock underlying the Purchase Warrants shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, Encumbrances and rights of refusal of any kind. The Purchase Warrants are duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Upon issuance in accordance herewith and subject to the representations and warranties and covenants of the Creditor set forth in Section 2(b) having been and remaining at such issuance true and correct, the Exchange Securities will be exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act and all of such Exchange Securities (assuming, in the case of the shares of Common stock underlying the Purchase Warrants, the “cashless” exercise of such Purchase Warrants), will be caused by the Company to be freely transferable and freely tradable by the Creditor without restriction pursuant to Rule 144, including, without limitation Rule 144(d)(3)(ii), of the Securities Act by requesting the Transfer Agent to remove restrictive legends from the Exchange Securities. Neither any Exchange Securities issuable hereunder nor any certificates evidencing any of such Exchange Securities (if a certificate therefor is requested in writing by the Creditor) shall bear any restrictive or other legends or notations. The Company shall not, and the Company shall cause all other Persons to not, issue any stop-transfer order, instruction or other restriction with respect to any such Exchange Securities.

(x)       The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any Exchange pursuant to this Agreement. Other than the applicable Exchange of Existing Debt, the Company has not received and will not receive any consideration from the Creditor for the Exchange Securities to be issued in an Exchange.

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(xi)       To the Company’s knowledge, neither the Creditor nor any Original Creditor, nor any of their respective Affiliates, (A) is or was an officer, director, 10% shareholder, control person, or Affiliate of the Company within the last 90 days, or (B) has or will, directly or indirectly, provide any consideration to or invest in any manner in the Company in exchange or consideration for, or otherwise in connection with, the sale or satisfaction of the Existing Debt, other than pursuant to this Agreement.

(xii)       The Company acknowledges and agrees that (A) the issuance of Exchange Securities pursuant to this Agreement may have a dilutive effect, which may be substantial, (B) neither the Company nor any of the Company’s Affiliates has or will provide the Creditor with any material non-public information regarding the Company or its securities, and (C) the Creditor has no obligation of confidentiality to the Company and may sell any of its Exchange Securities issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(xiii)       The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (A) the Creditor is acting solely in an arm’s length capacity, (B) the Creditor does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (C) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Creditor, (D) the Creditor has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (E) any statement made by the Creditor or any of the Creditor’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(xiv)       The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(xv)       Except as disclosed in SEC Documents, the Company has not, in the 12 months preceding the date of this Agreement, received notice from any national securities exchange or automated quotation system on which the shares of Common Stock are listed or designated for quotation to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system. As of the date of this Agreement, to the Company’s actual knowledge based solely on absence of, as of the date hereof, any notice from any such securities exchange or automated quotation system that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system, the Company is in compliance with all such listing and maintenance requirements.

(xvi)       The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (“FAST”) Program and utilizes DTC’s DWAC service, and the shares of Common Stock may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

(xvii)       The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Exchange Securities hereunder and the Creditor’s ownership of such Exchange Securities, together with all other securities now or hereafter owned or acquired by the Creditor. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Exchange Securities or a change in control of the Company or any of its subsidiaries. Until the earlier of the time that the Creditor no longer beneficially owns any Exchange Securities or June 30, 2020, the Company and its board of directors shall not adopt any anti-takeover provision, including without limitation any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock, that would limit the ability of Creditor to acquire or hold Exchange Securities in accordance with this Agreement, without the Creditor’s written consent.

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(xviii)       The Company shall take such action as the Creditor shall reasonably determine is necessary in order to qualify the Exchange Securities issuable to the Creditor hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Creditor hereunder and for resale by the Creditor to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Exchange Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Exchange Securities to the Creditor.

(xix)       The Company’s Common Stock is listed on the Principal Market (or traded on other exchange or market reasonably acceptable to the Purchaser).

(xx)       No suspension of trading of the Company’s Common Stock is in effect.

(xxi)       No injunctions or other legal proceedings relating to the Exchange is pending or threatened against the Company.

(xxii)       The Company has delivered to the Creditor and the Company’s transfer agent an opinion of counsel in a form acceptable to the Creditor, to the effect that upon consummation of the Initial Exchange, shares of Common Stock issued pursuant to the Initial Exchange may be issued without restriction to the Creditor in exchange for applicable portion of the Existing Debt pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 3(a)(9) therein.

(xxiii)       Except as disclosed in SEC Documents and/or in Schedule 2(a)(xxiii) hereof, the Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party.

(b)         Creditor Representations. The Creditor hereby makes the following representations, warranties and covenants, as of the date hereof and each other date in which the Creditor exchanges all or any portion of the Existing Debt into the Exchange Shares, as follows:

(i)       The Creditor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii)       The Creditor owns and holds, beneficially and of record, the entire right, title, and interest in and to the First Tranche Debt, and will, at the time of any Second Tranche Exchange, own and hold, beneficially and of record, the entire right, title, and interest in and to the Second Tranche Debt, in each case being exchanged in the applicable Exchange free and clear of all rights and Encumbrances. The Creditor has full power and authority to transfer and dispose of the First Tranche Debt to the Company free and clear of any right or Encumbrance and will, at the time of any Second Tranche Exchange, have full power and authority to transfer and dispose of the Second Tranche Debt to the Company free and clear of any right or Encumbrance.

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(iii)       The Creditor understands that the Exchange Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Creditor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of the Creditor to acquire the Exchange Securities.

(iv)       This Agreement has been duly and validly authorized, executed and delivered on behalf of the Creditor and constitute the legal, valid and binding obligations of the Creditor enforceable against the Creditor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(v)       The execution, delivery and performance by the Creditor of this Agreement and the consummation by the Creditor of the transactions contemplated hereby and thereby will not (A) result in a violation of the organizational documents of the Creditor or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Creditor is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Creditor, except in the case of clauses (B) and (C) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Creditor to perform its obligations hereunder.

(vi)       As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Creditor nor any Affiliate thereof is or was an officer, director, or 10% or more shareholder of the Company.

(vii)       Creditor represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any Exchange pursuant to this Agreement and no additional consideration from the Creditor was received or will be received by the Company for the Exchange Securities.

(viii)       Creditor understands and acknowledges that the issuance and transfer to it of the shares of Common Stock (the “Shares”) and Purchase Warrants has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Creditor understands that the Company is relying upon the truth and accuracy of, and Creditor’s compliance with, the representations, warranties, acknowledgments and understandings of Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Shares and Purchase Warrants.

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(ix)       Creditor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Creditor’s investment in the Company through Creditor’s acquisition of the Shares and Purchase Warrants. Creditor is able to bear the economic risk of its investment in the Company through Creditor’s acquisition of the Shares and Purchase Warrants for an indefinite period of time. At the present time, Creditor can afford a complete loss of such investment and has no need for liquidity in such investment.

(x)       Creditor acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Creditor’s investment in the Company pursuant to its acquisition of the Shares and Purchase Warrants. Creditor acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

(xi)       Creditor represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Shares or Purchase Warrants) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(xii)       Creditor agrees that neither it nor its Affiliates, agents or representatives shall at any time engage in any short sales of, or sell put options or similar instruments with respect to, the Company’s Common Stock or any other Company’s securities.

3.	RESTRICTION ON SUBSEQUENT PLACEMENTS.

(a)         At any time until the end of the Pricing Period applicable to the Second Tranche Exchanges, neither the Company nor any of its subsidiaries shall, directly or indirectly, effect any Subsequent Placement. In the event there are no Second Tranche Exchanges, such restriction on effecting any Subsequent Placement shall lapse 30 days after the end of the Pricing Period applicable to the Initial Exchange.

(b)         The restrictions contained in this Section 3 shall not apply in connection with the issuance of any Excluded Securities.

4.             EXCLUSIVITY. During the period commencing on the date hereof and ending on the later of 10 calendar days after the end of the Pricing Period or such time as when all of the Existing Debt has been exchanged or repaid, the Company shall not, without the prior written consent of the Creditor, (a) enter into, effect, alter, announce or recommend to its shareholders any transaction whereby the Company directly or indirectly issues equity or debt securities of the Company to a party in exchange for outstanding equity or debt securities (other than ordinary exercise of Convertible Securities), claims or property interests, or partly in such exchange and partly for cash, in one or more transactions carried out pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act (any such transaction, an “Exchange Transaction”), or (b) otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Creditor) to seek an Exchange Transaction involving the Company or any of its subsidiaries. The Company, its Affiliates, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Creditor) with respect to any of the foregoing. For clarity, except as provided in Section 3, nothing herein shall preclude the Company from effecting a private or public offering, that is not an Exchange Transaction, nor shall any such offering require the consent or approval of the Creditor, and the exercise or conversion of any securities issued in any such offering shall not require the consent or approval of the Creditor.

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5.	DISCLOSURE.

(a)         Prior to the earlier of (i) the opening time for trading stocks on public securities exchanges located in New York City on the first Trading Day immediately following the date of this Agreement and (ii) the initial Share Delivery Deadline, time being of the essence, the Company shall file a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all of the material terms of this Agreement, and disclosing all other material, nonpublic information (if any) delivered to the Creditor (or the Creditor’s representatives or agents) by the Company or any of its officers, directors, employees, agents or representatives, if any, in connection with the Existing Debt, any Exchange, any Original Creditor or the transactions contemplated by this Agreement, and attaching a copy of this Agreement as an exhibit thereto (the “8-K Filing”). From and after the 8-K Filing, neither the Company nor any of its officers, directors, employees, agents or representatives shall disclose any material non-public information about the Company to the Creditor (or the Creditor’s representatives or agents), unless prior thereto the Company shall have filed a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all such material non-public information.

(b)         Neither the Company, its subsidiaries nor the Creditor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Creditor, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that the Creditor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

6.	INDEMNIFICATION.

(a)         In consideration of the Creditor’s execution and delivery of the Exchange Documents to which it is a party and acquiring the Common Stock thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall indemnify the Creditor and all of their shareholders, partners, members, officers, directors, employees (collectively, the “Creditor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Creditor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”) incurred by any Creditor Indemnitee as a result of, or arising out of, or relating to (i) any material misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents or (ii) any material breach of any covenant, agreement or obligation of the Company contained in any of the Exchange Documents.

(b)         In consideration of the Company’s execution and delivery of the Exchange Documents to which it is a party and agreeing to issue (subject to the terms hereof) the Shares thereunder and in addition to all of the Creditor’s other obligations under the Exchange Documents, the Creditor shall indemnify the Company and all of their shareholders, partners, members, officers, directors, employees and counsel (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by any Company Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Creditor in any of the Exchange Documents, (ii) any material breach of any covenant, agreement or obligation of the Creditor contained in any of the Exchange Documents.

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(c)         Promptly after receipt by a Company Indemnitee or Creditor Indemnitee (as applicable) under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Company Indemnitee or Creditor Indemnitee (as applicable) shall, (i) if an Indemnified Liability in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Creditor Indemnitee; provided, however, that a Creditor Indemnitee shall have the right to retain its own counsel at the Company’s expense, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Creditor Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Creditor Indemnitee and any other party represented by such counsel in such proceeding. In the case of a Creditor Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Creditor at its sole discretion; provided, however, that the Company shall have the right to consent to Creditor Indemnitee’s counsel if the Company is responsible for fees and expenses of the Creditor Indemnitee’s counsel, such consent not to be unreasonably withheld, delayed or conditioned. The Creditor Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Creditor Indemnitee which relates to such Indemnified Liability. The Company shall keep the Creditor Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Creditor Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Creditor Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Creditor Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Creditor Indemnitee under this Section 6, except to the extent that the Company is materially prejudiced in its ability to defend such action; and (ii) if an Indemnified Liability in respect thereof is to be made against the Creditor under this Section 6, deliver to the Creditor a written notice of the commencement thereof, and the Creditor shall have the right to participate in, and, to the extent the Creditor so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Creditor and the Company Indemnitee; provided, however, that a Company Indemnitee shall have the right to retain its own counsel at the Creditor’s expense, if, in the reasonable opinion of counsel retained by the Creditor, the representation by such counsel of the Company Indemnitee and the Creditor would be inappropriate due to actual or potential differing interests between such Company Indemnitee and any other party represented by such counsel in such proceeding. In the case of a Company Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Company at its sole discretion; provided, however, that the Creditor shall have the right to consent to Company Indemnitee’s counsel if the Creditor is responsible for fees and expenses of the Company Indemnitee’s counsel, such consent not to be unreasonably withheld, delayed or conditioned. The Company Indemnitee shall cooperate fully with the Creditor in connection with any negotiation or defense of any such Indemnified Liability by the Creditor and shall furnish to the Creditor all information reasonably available to the Company Indemnitee which relates to such Indemnified Liability. The Creditor shall keep the Company Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Creditor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Creditor shall not unreasonably withhold, delay or condition its consent. The Creditor shall not, without the prior written consent of the Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Creditor shall be subrogated to all rights of the Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Creditor within a reasonable time of the commencement of any such action shall not relieve the Creditor of any liability to the Company Indemnitee under this Section 6, except to the extent that the Creditor is materially prejudiced in its ability to defend such action.

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(d)          Notwithstanding any other provisions of this Agreement, the Company shall not be obligated to indemnify any Person to the extent that the aggregate of all Indemnified Liabilities subject to the indemnification by the Company exceeds the Existing Debt Amount.

(e)         The indemnification required by this Section 6 shall be the sole and exclusive remedy of the Company Indemnitees and the Creditor Indemnitees.

7.	RESERVATION OF SHARES.

(a)          Reservation. The Company shall initially reserve 25,566,666 shares of its authorized and unissued Common Stock (appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction), solely for the purpose of effecting Exchanges of the Existing Debt. So long as any of the Existing Debt remains outstanding and is held by the Creditor, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting Exchanges of such Existing Debt, a number of authorized and unissued shares of Common Stock, as of any date of determination, of at least 150% of the number of authorized and unissued shares of Common Stock as shall from time to time be necessary to effect the Exchange of all of the Existing Debt then outstanding and held by the Creditor (using the then-current Exchange Price and without regard to any limitations on exchanges) (the “Required Reserve Amount”). The Company shall, at all times while any Purchase Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue shares of Common Stock upon exercise of such Purchase Warrants, the number of shares of Common Stock that are initially issuable and deliverable upon the exercise of the then-outstanding Purchase Warrants.

(b)         Insufficient Authorized Shares. If, notwithstanding Section 7(a), and not in limitation thereof, at any time while the Existing Debt remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon Exchange of the Existing Debt held by the Creditor of at least a number of shares of Common Stock equal to the Required Reserve Amount (appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount (appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction) for such Existing Debt.  At any time beginning three months after an Authorized Share Failure, in the event that the Company is prohibited from issuing shares of Common Stock upon any exchange due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Creditor, the Company shall pay cash in exchange for the redemption of such portion of the Debt Amount exchangeable into such Authorized Failure Shares at a price equal to the sum of (i) the product of (A) such number of Authorization Failure Shares and (B) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Creditor delivers the applicable Exchange Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 7(b) and (ii) to the extent the Creditor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Creditor of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Creditor incurred in connection therewith.  Nothing contained in Section 7(a) or this Section 7(b) shall limit any obligations of the Company under any other provision hereunder or in the Existing Debt.

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8.	MISCELLANEOUS.

(a)         Holding Period. For the purposes of Rule 144 of the Securities Act, the Company agrees not to take a position contrary to the Creditor’s position that the holding period of the Exchange Shares may be tacked on the holding period of the Existing Debt.

(b)         Further Assurances; Additional Documents. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.

(c)          No Oral Modification. This Agreement may only be amended in writing signed by the Company and by the Creditor. All waivers relating to any provision of this Agreement must be in writing and signed by the waiving party.

(d)          Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with transactions contemplated hereby. The Company shall be responsible for the payment of any financial advisory fees, legal expenses of counsel to the Company (including, without limitation, with respect to any legal opinion issued in connection herewith or any Exchange), fees in connection with the registration obligations set forth in Section 7 hereof, DTC fees, or transfer agent fees relating to or arising out of the transactions contemplated hereby.

(e)         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(f)         Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g)         Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Exchange Documents, any remedy at law may prove to be inadequate relief to the Creditor. The Company therefore agrees that the Creditor shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving damages and without posting a bond or other security.

(h)         Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Creditor exercises a right, election, demand or option under an Exchange Document and the Company does not timely perform its related obligations within the periods therein provided, then the Creditor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(i)         Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to the Creditor hereunder or the Creditor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“US Dollars”), and all amounts owing under this Agreement and all other Exchange Documents shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Dollar Exchange Rate on the date of calculation. “Dollar Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(j)         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(k)         Survival. The representations, warranties, agreements and covenants in this Agreement shall survive the execution and delivery hereof until the consummation of the transactions contemplated hereby or termination or expiration of this Agreement by its terms.

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(l)         Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(m)       Severability; Usury. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible. Notwithstanding anything to the contrary contained in this Agreement or any other Exchange Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by the Creditor, under the Exchange Documents, including without limitation, any amounts that would be characterized as “interest” under applicable law, exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Creditor, or collection by the Creditor pursuant the Exchange Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Creditor and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Creditor, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Creditor under the Exchange Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Creditor under any of the Exchange Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(n)       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(o)       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(p)       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(q)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

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(r)       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon confirmation of transmission, when sent by email; or (iv) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be (A) if to the Company, at the address set forth on its signature page attached hereto or (B) if to the Creditor, at the address set forth on its signature page attached hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (z) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Master Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

DPW Holdings, Inc.

By:
Name:
Title:

Address:		201 Shipyard Way, Suite E
Newport Beach, CA 92663

[Signature Page to Master Exchange Agreement]

IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Master Exchange Agreement to be duly executed as of the date first written above.

CREDITOR:

ESOUSA HOLDINGS LLC

By:
Name:
Title:

Address: Esousa Holdings LLC 211 East 43rd Street Suite 402 New York, NY 10017 Telephone Attention: [ ] E-mail: [ ] Telephone: (646) 278-6785 Facsimile: (212) 732-1131

[Signature Page to Master Exchange Agreement]

EXHIBIT I

EXCHANGE NOTICE

Reference is made to (a) that certain Master Exchange Agreement, dated as of February 10, 2020 (the “Exchange Agreement”), by and between Esousa Holdings, LLC and DPW Holdings, Inc., a Delaware corporation (the “Company”) and (b) certain Existing Debt (as defined in the Exchange Agreement) issued by the Company and outstanding as of the date hereof. In accordance with and pursuant to the Exchange Agreement, the undersigned hereby elects to exchange the Exchange Amount (as defined in the Exchange Agreement) indicated below into shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at the Exchange Rate (as defined in the Exchange Agreement, as of the date specified below). Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement.

Date of Exchange (the date that is one Business Days after the date of this Exchange Notice): ___________________

Exchange Price: ___________________

Aggregate Exchange Amount to be exchanged: ____________

Aggregate number of shares of Common Stock to be issued to the undersigned pursuant to this Exchange: __________________

Date of this Exchange Notice: _____________

ESOUSA HOLDINGS, LLC

By:
Name:
Title:

ACKNOWLEDGMENT

DPW Holdings, Inc. hereby acknowledges this Exchange Notice and hereby directs Computershare Trust Company, N.A., to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [________] from the Company and acknowledged and agreed to by [________].

DPW Holdings, Inc.

By:
Name:
Title:

Exchange Notice

EXHIBIT II

FORM OF Purchase WARRANT

See attached